SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

Amendment No. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2009
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YANGLIN SOYBEAN, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52127	20-4136884
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

NO. 99 FANRONG STREET, JIXIAN COUNTY
SHUANG YA SHAN CITY
HEILONGJIANG PROVINCE
CHINA, 155900
TELEPHONE: 86-469-469300
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K is being filed to include the consent letter from Albert Wong & Co. which was not available when the original Form 8-K was filed with the Securities and Exchange Commission on July 6, 2009

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 29, 2009, Yanglin Soybean, Inc. (the “Company”) dismissed Albert Wong & Co. as the independent registered public accounting firm for the Company.

For fiscal years 2008 and 2007, Albert Wong & Co.’s reports on the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2008 and 2007 and through June 29, 2009, (i) there were no disagreements between the Company and Albert Wong & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Albert Wong & Co. would have caused Albert Wong & Co. to make reference to the subject matter of disagreement in connection with its reports on the Company’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

On June 29, 2009, the Company engaged UHY LLP as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2009. The Company’s Audit Committee and Board of Directors recommended, authorized, and approved the decision to engage UHY LLP to serve as the Company’s independent registered public accounting firm.

On June 30, 2009, the Company provided Albert Wong & Co. with a copy of this Form 8-K, and requested that Albert Wong & Co. furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K.  Albert Wong & Co. has provided us with such a letter on July 7, 2009. The letter is attached as Exhibit 16.1 to this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from Albert Wong & Co., dated July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yanglin Soybean, Inc.

Date: July 9, 2009	By:	/s/ SHULIN LIU
Shulin Liu Chief Executive Officer (Principal Executive Officer)